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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 3, 1997
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                                WYLE ELECTRONICS
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               (Exact name of registrant as specified in charter)


  California                         1-5374                         95-1779998
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 (State or other                   (Commission                    (IRS employer
 jurisdiction of                   file number)                   identification
 incorporation)                                                       number)


                 15370 Barranca Parkway, Irvine California 92713
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                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (714) 753-9953
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                                 Not Applicable
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          (Former name or former address, if changed since last report)



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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT
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(b).     Information Required by Item 403(c) of Regulation S-K.
         ------------------------------------------------------

                  On July 3, 1997, Wyle Electronics, a California corporation (the "Company"), Raab Karcher AG, a corporation organized under the laws of the Federal Republic of Germany ("Parent"), and EBV Electronics Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent ("Purchaser"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The following summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement provides, subject to certain conditions as described therein, for the commencement of a cash tender offer (the "Offer") to purchase all of the issued and outstanding shares of the Company's common stock, without par value, including the associated preferred stock purchase rights (the "Shares"), at a price of $50.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal filed by Parent and Purchaser with the Securities and Exchange Commission on July 9, 1997 (collectively, the "Offer Documents") and, together with the Company's recommendation of the tender offer, mailed to the Company's shareholders on the same date. The obligation of Purchaser to accept for payment and pay for the Shares tendered pursuant to the Offer is subject to at least 90% of the outstanding Shares (on a fully diluted basis) being validly tendered and to certain other conditions that are described in the Merger Agreement and the Offer Documents.

                  The Merger Agreement provides that, following the purchase of Shares by Purchaser in the Offer, upon the terms and subject to the conditions thereof, and in accordance with the Delaware General Corporation Law and the California Corporations Code (the "CCC"), Purchaser shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger and shall become an indirect wholly owned subsidiary of Parent. Upon consummation of the Merger, each issued and then outstanding Share (other than (i) any Shares owned by the Company or any subsidiary of the Company, or owned by Parent, Purchaser or any other subsidiary of Parent, and (ii) any Shares held by the Company's shareholders who have demanded and perfected a right to an appraisal of their Shares, who have not withdrawn or otherwise lost such right to appraisal and who shall have complied with all of the relevant provisions of Section 1300 et. seq. of the CCC) shall be converted automatically into the right to receive the amount paid per Share in the Offer, in cash, without interest upon surrender of the certificate representing the Share.

                  On July 3, 1997, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.


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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
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                  AND EXHIBITS
                  ------------

2.1 Agreement and Plan of Merger, dated as of July 3, 1997, among Wyle Electronics, a California corporation, Raab Karcher AG, a corporation organized under the laws of the Federal Republic of Germany, and EBV Electronics Inc., a Delaware corporation and an indirect wholly owned subsidiary of Raab Karcher AG.

99.1 Joint Press Release by Wyle Electronics and Raab Karcher AG, dated July 3, 1997.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            WYLE ELECTRONICS

Date: July 18, 1997                         By:     /s/ R. Van Ness Holland, Jr.
                                                    ----------------------------
                                            Name:   R. Van Ness Holland, Jr.
                                            Title:  Executive Vice President-
                                                    Finance and Treasurer,
                                                    Chief Financial Officer



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                                  EXHIBIT INDEX
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
Exhibit                                                                                           Page
  No.             Description of Exhibit                                                         Number
  ---             ----------------------                                                         ------

2.1      Agreement and Plan of Merger, dated as of July 3, 1997, among Wyle
         Electronics, a California corporation, Raab Karcher AG, a corporation organized under the laws of the Federal Republic of Germany, and EBV
         Electronics Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent.

99.1     Joint Press Release by Wyle Electronics and Raab Karcher AG, dated July
         3, 1997.